Exhibit 10.1 Certain exhibits have been omitted in accordance with Regulation S-K Item 601(b)(2) because they are both not material and are the type that the Company treats as private and confidential. The Company agrees to furnish supplementally a copy of these Exhibits to the Securities and Exchange Commission upon its request. AMENDMENT NO. 1 TO THE SERIES A CONVERTIBLE SENIOR PREFERRED STOCK PURCHASE AGREEMENT This AMENDMENT NO. 1 TO THE SERIES A CONVERTIBLE SENIOR PREFERRED STOCK PURCHASE AGREEMENT (this “Amendment No. 1 to the SPA”), dated as of June 2, 2025 (the “Amendment Effective Date”), is made by and between LanzaTech Global, Inc., a Delaware corporation (the “Company”), and LanzaTech Global SPV, LLC, a Wyoming limited liability company (the “Purchaser”), and amends that certain Series A Convertible Senior Preferred Stock Purchase Agreement, dated May 7, 2025 (the “Agreement”), by and between the Company and the Purchaser. Capitalized terms used in this Amendment No. 1 to the SPA and not defined shall have the meanings specified in the Agreement. PRELIMINARY STATEMENTS A. Pursuant to the Agreement, the Company issued and sold to the Purchaser, and the Purchaser purchased from the Company, 20,000,000 Series A Preferred Shares for an aggregate purchase price of $40,000,000. B. Section 5.8 of the Agreement provides, in pertinent part, that the Agreement may be amended with the written consent of the Company and the holders of a majority of Series A Preferred Shares then outstanding. C. The Purchaser currently holds 100% of the Series A Preferred Shares outstanding as of the Amendment Effective Date. D. Each of the Company and the Purchaser desire to amend the Agreement as of the Amendment Effective Date as set forth in this Amendment No. 1 to the SPA. The Parties agree as follows: SECTION 1.1 Amended COD. On the Amendment Effective Date, the Company shall deliver to the Purchaser evidence, reasonably satisfactory to the Purchaser, that an amended version of the Certificate of Designation of the Company (the “Amended COD”), in the form attached hereto as Exhibit A, has been filed with and duly accepted by the Office of the Secretary of State of the State of Delaware. SECTION 1.2 Amendment to Section 1.3(c) of the Agreement. Section 1.3(c) of the Agreement is hereby amended and restated in its entirety to read as follows: “No later than June 6, 2025, the Company shall deliver to the Purchaser evidence, reasonably satisfactory to the Purchaser, of the written consent of BGTF LT Aggregator LP, in substantially the form attached to Amendment No. 1 to the SPA as Exhibit C (the “Specified Consent”).” SECTION 1.3 Amendment to Section 1.3 of the Agreement. Section 1.3 of the Agreement is hereby further amended to add thereto a new subsection (d), to read in in its entirety as follows:

2 “(d) On the Amendment Effective Date, the Company shall deliver to each Purchaser: (i) a certificate, dated as of the Amendment Effective Date, certifying resolutions of the Board of Directors of the Company approving Amendment No. 1 to the SPA and the Warrant (as defined below) and the transactions contemplated hereby and thereby (including, without implied limitation, the issuance of the Warrant, as applicable, immediately prior to consummation, if any, of the Subsequent Financing or an Other Financing (as defined in the Certificate of Designation) and following the satisfaction of the Other Financing CPs (as defined in the Certificate of Designation) (such time, the “Issuance Time”), in each case if and only if the Issuance Time occurs prior to May 7, 2026), duly executed by the Secretary of the Company; (ii) an opinion from Morris, Nichols, Arsht & Tunnell LLP, Delaware counsel to the Company, dated as of the Amendment Effective Date, in substantially the form attached to Amendment No. 1 to the SPA as Exhibit D;” SECTION 1.4 Amendment to Sections 4.1(a)-(b) of the Agreement. Sections 4.1(a)-(b) of the Agreement are hereby amended and restated in their entirety to read as follows: “(a) At the Issuance Time (provided that the Issuance Time occurs prior to May 7, 2026), the Company shall deliver to each Purchaser the warrant substantially in the form attached to Amendment No. 1 to the SPA as Exhibit B (the “Warrant”), representing the right to purchase, on the terms and subject to the conditions set forth in the Warrant, the number of shares of Common Stock (collectively, the “Warrant Shares”), as set forth opposite such Purchaser’s name on Exhibit G, at an exercise price equal to $0.0000001 per Warrant Share, to be issued via book-entry registration on the books and records of the Company. (b) No later than 75 days (or 90 days if the staff of the SEC conducts a review of the applicable preliminary proxy statement) following the Closing Date, the Company shall convene a meeting of its stockholders (the “Stockholder Meeting”) in order to obtain the Requisite Stockholder Approvals.” SECTION 1.5 Amendment to Article VI of the Agreement. Article VI of the Agreement is hereby amended by replacing the defined terms “Certificate of Amendment”, “Certificate of Designation”, “Requisite Stockholder Approvals” and “Subsequent Financing” therein with the defined terms “Certificate of Amendment”, “Certificate of Designation”, “Requisite Stockholder Approvals” and “Subsequent Financing”, respectively, to read in their entirety as provided below: “Certificate of Amendment” means, collectively, one or more certificates of amendment to the Charter, immediately following the effectiveness of which each of the Reverse Stock Split, the Increased Capital Stock Authorization, the Par Value Adjustment Authorization and the Written Consent Authorization, in each case as defined in the definition of “Requisite Stockholder Approvals”, will have become effective.” ““Certificate of Designation” means, as applicable, (a) prior to the Amendment Effective Date, that certain Certificate of Designation of Series A Convertible Senior Preferred Stock of the Company, dated as of May 7, 2025, and (b) from

3 and after the Amendment Effective Date, the Amended COD, in each case as further amended, restated or amended and restated from time to time in accordance with its terms.” ““Requisite Stockholder Approvals” means, collectively, (a) the Nasdaq Stockholder Approval and (b) approval by the requisite Company stockholders of one or more amendments to the Charter (as in effect as of the Closing Date after filing the Certificate of Designation) to (i) authorize that number of shares of Common Stock that is sufficient to consummate (A) the transactions contemplated hereby, (B) the exercise of the Warrants, and (C) the consummation of the Subsequent Financing (the “Increased Capital Stock Authorization”), (ii) set the par value of the Common Stock to an amount equal to the Exercise Price (as defined in the Warrant) (the “Par Value Adjustment Authorization”), (iii) provide that the Company’s stockholders may take action by written consent (the “Written Consent Authorization”), and (iv) effect a reverse stock split of the Common Stock (taking into account the authorizations in (b)(i)) at a ratio of 100:1 (the “Reverse Stock Split”) and a corresponding decrease in the number of authorized shares of Common Stock.” ““Subsequent Financing” means a bona fide financing, consummated, if at all, no later than 45 calendar days following receipt of the Requisite Stockholder Approvals, pursuant to which the Company sells Common Stock to one or more “accredited investors” (as defined under Rule 501(a) of Regulation D promulgated under the Securities Act) reasonably satisfactory to the Majority Holders, at a price per share of $0.05 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar transaction, including the Reverse Stock Split), payable in cash, with an aggregate original issue price of not less than $35,000,000 and not more than $60,000,000.” SECTION 1.6 Amendments to Exhibits. The form of warrant agreement attached as Exhibit F to the Agreement is hereby replaced with the form of Warrant attached hereto as Exhibit B. The form of Specified Consent attached as Exhibit D to the Agreement is hereby replaced with the form of Specified Consent attached hereto as Exhibit C. The form of legal opinion contemplated by Section 1.3(d)(ii) of the Agreement (as amended hereby) is attached hereto as Exhibit D. SECTION 1.7 General. All references in the Agreement to “the Warrant Agreement” (or similar) shall be deemed for all purposes to be either stricken or replaced by references to “the Warrant”, as the context requires, mutatis mutandis. SECTION 1.8 Miscellaneous. (a) This Amendment No. 1 to the SPA, the Agreement (including the exhibits thereto (as amended hereby)), the Charter, the Certificate of Designation, the Investors’ Rights Agreement and the Waiver Agreement, dated as of May 31, 2025, by and between the Company and the Purchaser, constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof. (b) Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Articles V and VI (as amended hereby) of the Agreement are hereby incorporated by reference and shall apply to this Amendment No. 1 to the SPA, mutatis mutandis.

4 (c) On and after the Amendment Effective Date, (i) each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the “Series A Convertible Senior Preferred Stock Purchase Agreement”, and each reference in the other Related Agreements to the “Series A Convertible Senior Preferred Stock Purchase Agreement”, “thereunder”, “thereof” or words of like import referring to the “Series A Convertible Senior Preferred Stock Purchase Agreement” shall, in each case, mean and be a reference to the Agreement as amended by this Amendment No. 1 to the SPA and (ii) each reference in the Agreement or the other Related Agreements to the “Certificate of Designation”, “thereunder” or words of like import referring to the “Certificate of Designation” shall, in each case, mean and be a reference to the Certificate of Designation as amended by the Amended COD and as further amended, restated or amended and restated from time to time in accordance with its terms. (d) The execution, delivery and effectiveness of this Amendment No. 1 to the SPA shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Purchaser under the Agreement or any of the Related Agreements. [Remainder of page intentionally left blank]

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO SPA] IN WITNESS WHEREOF, the Parties hereto have executed this Amendment No. 1 to the SPA as of the date first above written. COMPANY: LANZATECH GLOBAL, INC. By: /s/Jennifer Holmgren Name: Jennifer Holmgren Title: Chief Executive Officer

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO SPA] IN WITNESS WHEREOF, the Parties hereto have executed this Amendment No. 1 to the SPA as of the date first above written. PURCHASER: LANZATECH GLOBAL SPV, LLC By: /s/ Michael F. Solomon Name: Michael F. Solomon Title: Managing Director

Exhibit A AMENDED COD See attached.

1 AMENDED AND RESTATED CERTIFICATE OF DESIGNATION OF SERIES A CONVERTIBLE SENIOR PREFERRED STOCK OF LANZATECH GLOBAL, INC. Pursuant to Section 242 of the General Corporation Law of the State of Delaware Pursuant to Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”), LanzaTech Global, Inc., a corporation duly organized and validly existing under the DGCL (the “Issuer” or the “Company”), in accordance with the provisions of Section 103 thereof, does hereby submit the following: WHEREAS, the Second Amended and Restated Certificate of Incorporation of the Issuer (as amended, restated, supplemented or otherwise modified from time to time, the “Certificate of Incorporation”) authorizes the issuance of preferred stock, par value $0.0001 per share, of the Issuer in one or more series; and expressly authorizes the Board of Directors of the Issuer, to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such series and included in a certificate of designation filed pursuant to the DGCL; and WHEREAS, on May 7, 2025, the Company filed a Certificate of Designation (the “Original Certificate of Designation”) for purposes of issuing shares of Preferred Stock, with a par value of $0.0001 per share, designated as a series known as Series A Convertible Senior Preferred Stock, with each such share having the designations, powers, preferences and relative, participating, optional, special and other rights, and the qualifications, limitations and restrictions, as set forth in the Original Certificate of Designation; and WHEREAS, in accordance with Section 242 of the DGCL, the Board of Directors approved and adopted the following resolution for the purpose of amending and restating the terms of the Original Certificate of Designation, and such resolution was subsequently approved by the holders of a majority of the voting power of the outstanding stock entitled to vote thereon. NOW THEREFORE, BE IT RESOLVED, that, pursuant to the authority expressly vested in the Board and in accordance with the provisions of the Certificate of Incorporation and the DGCL, the Original Certificate of Designation shall be amended and restated, such that the designations, powers, preferences and relative, participating, optional, special and other rights, and the qualifications, limitations and restrictions of the Series A Preferred Stock shall be, as follows: SECTION 1. Designation. A total of 20,000,000 shares of Preferred Stock, with a par value of $0.0001 per share, shall be designated as a series known as Series A Convertible Senior Preferred Stock

2 (the “Series A Preferred Stock”), with each such share having an initial original issue price (“Original Issue Price”) of $2.00 per share, which Series A Preferred Stock will have the respective designations, powers, preferences and relative, participating, optional, special and other rights, and the qualifications, limitations and restrictions set forth in this Certificate of Designation. SECTION 2. Ranking; Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales. (a) Ranking Generally. The Series A Preferred Stock shall rank senior to the Junior Stock in priority of payment in all respects, including with respect to (i) distribution of assets, (ii) distributions in connection with any Liquidation Event or Deemed Liquidation Event, and (iii) all other redemption rights. (b) Preferential Payments to Holders of Preferred Stock. In the event of, as applicable, (i) any Liquidation Event, the Holders shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, which may include any distribution made pursuant to a plan under chapter 11 of the Bankruptcy Code (or its equivalent), and (ii) any Deemed Liquidation Event, the Holders shall be entitled to be paid out of the consideration payable to stockholders in such Deemed Liquidation Event or out of the Available Proceeds, in each case, on a pari passu basis and before any payment shall be made to the holders of Junior Stock by reason of their ownership thereof, an amount per share of Series A Preferred Stock equal to the greater of (A) the Liquidation Value as of such date of determination, (B) such amount per share as would have been payable had all shares of such Series A Preferred Stock been converted into Common Stock pursuant to Section 5 immediately prior to such Liquidation Event or Deemed Liquidation Event, and, solely with respect to a Liquidation Event, (C) the Redemption Price, as applicable (the amount payable pursuant to this sentence is hereinafter referred to as the “Payment Amount”). If upon any such Liquidation Event or Deemed Liquidation Event, the assets of the Company available for distribution to its stockholders shall be insufficient to pay the Holders the full Payment Amount to which they shall be entitled under this Section 2(b), the Holders shall share ratably in any distribution of the assets available for distribution, on a pari passu basis and in proportion to the respective amounts which would otherwise be payable in respect of the shares of Series A Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. (c) Effecting a Deemed Liquidation Event. The Company shall not have the power to effect a Deemed Liquidation Event, and shall not effect a Deemed Liquidation Event, unless the definitive agreement or plan with respect to such transaction or the terms of such transaction (any such agreement, plan or terms, the “Transaction Document”) provides that the consideration payable to the stockholders of the Company in such Deemed Liquidation Event shall be allocated to the holders of capital stock of the Company in accordance with this Section 2. (d) Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Company upon any merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities to be paid or distributed to such holders pursuant to the Deemed Liquidation Event or the Liquidation Event, as applicable. The value of such property, rights or securities shall be determined in good faith by the Board of Directors, including the approval of the Series A Director (if then-serving). (e) Allocation of Escrow and Contingent Consideration. In the event of a Deemed Liquidation Event or a Liquidation Event, as applicable, if any portion of the consideration payable to the stockholders of the Company is payable only upon satisfaction of contingencies (the “Additional Consideration”), the Transaction Document shall provide that: (i) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Company in accordance with Sections 2(b) and 2(c) as if the Initial Consideration were the

3 only consideration payable in connection with such Deemed Liquidation Event or Liquidation Event; and (ii) any Additional Consideration that becomes payable to the stockholders of the Company upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Company in accordance with Sections 2(b) and 2(c) after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Section 2(e), consideration placed into escrow or retained as a holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event or Liquidation Event shall be deemed to be Additional Consideration. SECTION 3. Voting. (a) Generally. Except as otherwise required by law and subject to the last sentence of this Section 3(a), on any matter presented to the stockholders of the Company for their action or consideration at any meeting of the stockholders of the Company (or by written consent of stockholders in lieu of a meeting, if so permitted under the Certificate of Incorporation and the Company’s Bylaws), each Holder of outstanding shares of Series A Preferred Stock shall be entitled to cast three votes for each share of Common Stock into which the shares of Series A Preferred Stock held by such Holder are convertible (as provided in Section 5) as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of this Certificate of Designation or the Certificate of Incorporation and subject to the last sentence of this Section 3(a), Holders of Series A Preferred Stock shall vote together with the holders of Common Stock as a single class and on an as-converted to Common Stock basis. Notwithstanding anything to the contrary in this Section 3(a), prior to receipt of the Requisite Stockholder Approvals, the voting power of the Series A Preferred Stock shall not exceed, in the aggregate, the Share Conversion Cap or the Charter Cap. (b) Election of the Series A Director. At all times when at any shares of Series A Preferred Stock remain outstanding, the holders of record of the shares of the Series A Preferred Stock, exclusively and voting together as a separate class on an as-converted to Common Stock basis, shall be entitled to elect one director of the Company (the “Series A Director”) and to fill any vacancies created by the resignation, removal or death of the Series A Director (and any replacement thereof). For the avoidance of doubt, the Series A Director shall not be included in any of the classes created pursuant to Article V of the Certificate of Incorporation. The Series A Director shall have the right, but not the obligation, to serve on (i) all Subsidiary Boards and (ii) all committees and sub-committees of the Board of Directors or any Subsidiary Board, if any, when any such committees or sub-committees are established by the Board of Directors or the Subsidiary Boards, as applicable. The Series A Director may be removed without cause by, and only by, the affirmative vote of the Majority Holders, exclusively and voting together as a separate class on an as-converted to Common Stock basis. SECTION 4. Dividends. (a) Generally. Subject to Section 4(c), no dividends (including the Dividend Accruals (as defined in Section 4(b)) shall be declared or paid on the Series A Preferred Stock. No dividend shall be declared or paid, or any other distribution made, on any Junior Stock, except in accordance with Section 8. (b) Dividend Accrual. From and after the Initial Issue Date, preferential cumulative dividends (“Dividend Accruals”) shall accrue on each share of Series A Preferred Stock outstanding on a daily basis in arrears at the Dividend Rate. Dividend Accruals with respect to each Dividend Period shall be the sum of the dividends calculated on a daily basis during such period. The daily dividend shall be calculated as the product of (i) the Liquidation Value of each share of the Series A Preferred Stock outstanding as of the Dividend Accrual Date for such Dividend Period, and (ii) 8% (the “Dividend Rate”) for each day elapsed during such Dividend Period divided by 360. Dividends will accrue quarterly in arrears on each Dividend

4 Accrual Date and, once accrued, shall not be declared or paid but shall instead be added to the Liquidation Value of such share of Series A Preferred Stock as of the applicable Dividend Accrual Date. For the avoidance of doubt, Dividend Accruals will be deemed to have accrued as of the Initial Issue Date notwithstanding the subsequent amendment and restatement of the Original Certificate of Designation. (c) Dividends or Distributions on Common Stock. Holders of Series A Preferred Stock shall fully participate, on an as-converted basis, in any dividends declared and paid or distributions on Common Stock as if the shares of Series A Preferred Stock were converted into shares of Common Stock (as provided in Section 5) as of the record date for such dividend or distribution. SECTION 5. Conversion. (a) Conversion Right; Conversion Ratio. Subject to applicable law, each share of Series A Preferred Stock shall be convertible, at the option of the Holder thereof (with respect to the shares of Series A Preferred Stock then held by the Holder) or at the option of the Majority Holders on behalf of all Holders (with respect to all shares of Series A Preferred Stock then outstanding), at any time, and without the payment of additional consideration by the Holder thereof, into one fully paid and non-assessable share of Common Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock and/or the Common Stock, including the Reverse Stock Split). Notwithstanding anything to the contrary in this Certificate of Designation, prior to the receipt of the Requisite Stockholder Approvals, the aggregate number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock shall be subject to, and shall not exceed, the Share Conversion Cap or the Charter Cap. (b) Mechanics of Conversion. (i) Notice of Conversion. In order for a Holder or the Majority Holders (on behalf of all Holders), as applicable, to voluntarily convert shares of Series A Preferred Stock into shares of Common Stock, (A) such Holder or the Majority Holders, as applicable, shall provide written notice to the Company’s transfer agent at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Company if the Company serves as its own transfer agent) that (x) such Holder elects to convert all or any number of such Holder’s shares of Series A Preferred Stock or (y) the Majority Holders elect to convert all, but not less than all, of the then-outstanding shares of Series A Preferred Stock, as applicable, and, if applicable, any event on which such conversion is contingent and (B) if any converting Holder’s shares are certificated, such Holder shall surrender the certificate or certificates for such shares of Series A Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Company if the Company serves as its own transfer agent). Such notice shall state such Holder’s name and the names of the nominees in which such Holder wishes the shares of Common Stock to be issued. If required by the Company, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered Holder or his, her or its attorney duly authorized in writing. The close of business, Eastern Time, on the date of receipt by the transfer agent (or by the Company if the Company serves as its own transfer agent) of such notice and, if applicable, certificates (or lost certificate affidavit and agreement) shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such date. The Company shall, as soon as practicable after the Conversion Time, issue and deliver to the converting Holder or Holders, or to their nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if

5 any) of the shares of Series A Preferred Stock represented by the surrendered certificate that were not converted into Common Stock or, if such shares are uncertificated, register such shares in book-entry form. Delivery of the Common Stock upon conversion pursuant to Section 5(a) shall be deemed to fully satisfy and discharge any obligation with respect to accrued Dividend Accruals on such converted shares of Series A Preferred Stock as of the Conversion Time. (ii) Reservation of Shares. The Company shall at all times following receipt of the Requisite Stockholder Approvals and so long as any shares of Series A Preferred Stock remain outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock. If at any time following receipt of the Requisite Stockholder Approvals the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Company shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. (iii) Effect of Conversion. All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except the right of the Holders thereof to receive shares of Common Stock in exchange therefor. (iv) Taxes. The Company shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of Series A Preferred Stock pursuant to this Section 5. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid. SECTION 6. Mandatory Redemption. (a) Redemption Offer. Subject to applicable law, upon (i) any Change of Control, (ii) any Liquidation Event, (iii) (A) the Company or any Material Subsidiary consenting to the institution of any Liquidation Event or (B) the Company or any Material Subsidiary obtaining approval from the Board of Directors or a Subsidiary Board, as applicable, to institute or consent to the institution of any Liquidation Event, (iv) direction from the Board of Directors, any Subsidiary Board or any Company representative acting with valid authority to file a Voluntary Petition for Non-Individuals Filing for Bankruptcy to commence a case under the Bankruptcy Code (each of the events in the foregoing clauses (i)-(iv), an “Automatic Redemption Event” and each of the events in the foregoing clauses (ii)-(iv) an “Automatic Exchange Event”), (v) any Deemed Liquidation, (vi) any Insufficient Capitalization Event, (vii) any Uncured Company Breach, or (viii) any failure to obtain the Specified Consent on or prior to June 6, 2025 (each of the events in the foregoing clauses (i)-(viii), a “Mandatory Redemption Event”), the Company shall make an irrevocable and unconditional offer (a “Redemption Offer”) to all Holders, prior to or upon the occurrence of such Mandatory Redemption Event, as applicable, to redeem all (or part, if applicable, in the case of a Deemed Liquidation Event) of the then-outstanding shares of Series A Preferred Stock (such redemption, a “Mandatory Redemption”) on the applicable date determined in accordance with Section 6(b) (the “Mandatory Redemption Date”), in cash or for such other consideration as set forth in this Section 6(b), at a price per share of Series A Preferred Stock equal to the then applicable Redemption Price with respect

6 to each such share of Series A Preferred Stock. Except as otherwise provided in Section 6(b), such Redemption Offer may be accepted by the Majority Holders (in their sole and absolute discretion), on behalf of all Holders, by delivery of written notice to the Company (an “Exercise Notice”); provided, however, that in the case of a Change of Control, at the election of the Majority Holders (in their sole and absolute discretion), exercisable by delivery of an Exercise Notice to the Company, in lieu of receiving the Redemption Price in respect of the shares of Series A Preferred Stock, the Holders shall be entitled to receive the applicable portion of the consideration payable to all stockholders of the Company upon such Change of Control, determined in accordance with Section 2; provided, further, in connection with any Deemed Liquidation Event consummated by the Company with the prior affirmative vote or written consent of the Majority Holders, to the extent required by Section 8, the Company shall redeem the maximum aggregate number of shares of Series A Preferred Stock, on a pari passu basis, that can be redeemed with the Deemed Liquidation Event Proceeds, and all other Series A Preferred Stock shall remain outstanding in accordance with the terms and conditions hereof (including with respect to redemption rights). If, on the Mandatory Redemption Date, the Company is prohibited by law from redeeming all shares of Series A Preferred Stock held by all Holders, then the Company shall redeem such Series A Preferred Stock to the fullest extent not so prohibited, on a pari passu basis. (b) Redemption Offer Mechanics. (i) With respect to any Automatic Redemption Event or Deemed Liquidation, the corresponding Mandatory Redemption shall, to the fullest extent permitted by law, be consummated concurrently with the occurrence of such Automatic Redemption Event or Deemed Liquidation, as applicable, (unless otherwise agreed by the Company and the Majority Holders (in their sole and absolute discretion)), and without the delivery of an Exercise Notice or any other action by the Majority Holders (other than in the event of a Change of Control, if applicable) and without the need for any action by the Company. (ii) With respect to an Automatic Exchange Event, all outstanding shares of Series A Preferred Stock shall, to the fullest extent permitted by law, be deemed automatically surrendered to the Company, redeemed and extinguished in exchange for, in a tax-efficient manner reasonably acceptable to the Majority Holders, one or more Promissory Notes, without the delivery of an Exercise Notice or any other action by the Holders and any lack of action or action to the contrary shall not affect the effectiveness of the exchange as to such Series A Preferred Stock into the Promissory Note(s). Upon the Automatic Exchange Event, such shares of Series A Preferred Stock will be deemed to have been redeemed, whether or not the certificates for such shares of Series A Preferred Stock have been surrendered for redemption and canceled, and Dividend Accruals with respect to such redeemed shares of Series A Preferred Stock shall cease to accumulate and all designations, rights, preferences, powers, qualifications, restrictions and limitations of such redeemed shares of Series A Preferred Stock shall forthwith terminate. (iii) With respect to any Insufficient Capitalization Event, upon delivery of an Exercise Notice by the Majority Holders to the Company, the corresponding Mandatory Redemption shall, to the fullest extent permitted by law, be consummated concurrently with the occurrence of such Insufficient Capitalization Event (unless otherwise agreed by the Company and the Majority Holders (in their sole and absolute discretion)). (iv) With respect to any Uncured Company Breach, upon delivery of an Exercise Notice by the Majority Holders to the Company, the corresponding Mandatory Redemption shall, to the fullest extent permitted by law, be consummated no later than five Business Days following the occurrence of such Uncured Company Breach (unless otherwise agreed by the Company and the Majority Holders (in their sole and absolute discretion)).

7 (v) If the Company is prohibited by law from redeeming all shares of Series A Preferred Stock held by all Holders upon a Mandatory Redemption, then the Company shall redeem the maximum aggregate number of shares of Series A Preferred Stock permitted by law, on a pari passu basis. Any shares of Series A Preferred Stock that are not redeemed pursuant to the immediately preceding sentence shall remain outstanding and entitled to all of the designations, powers, preferences and relative, participating, optional, special and other rights, and the qualifications, limitations and restrictions of the Series A Preferred Stock set forth in this Certificate of Designation, including the right to continue to accumulate Dividend Accruals thereon as set forth in Section 4 and, under such circumstances, the redemption requirements provided hereby shall be continuous, so that at any time thereafter when the Company is not prohibited by law from redeeming such shares of Series A Preferred Stock, the Company shall immediately redeem such shares of Series A Preferred Stock at a price per share of Series A Preferred Stock equal to the Redemption Price as of the Mandatory Redemption Date in accordance with this Section 6 (or, in the case of a Change of Control, as otherwise elected), together with payment of an amount equal to the additional accumulated Dividend Accruals following the Mandatory Redemption Date. (vi) At least seven days prior to the date on which the Company commences a Redemption Offer (or as promptly as practicable if the Board of Directors is not aware of such impending Mandatory Redemption Event as of such date), the Company shall send a notice (the “Mandatory Redemption Notice”) to each Holder, which shall state: (1) that a Redemption Offer is being made (or is reasonably contemplated to be made) and that shares of Series A Preferred Stock will be subject to redemption pursuant to this Section 6; (2) (1) the Redemption Price, (2) the bank or trust company with which the aggregate Redemption Price shall be deposited on or prior to the Mandatory Redemption Date and (3) the Mandatory Redemption Date (or, to the extent not ascertainable at the time of such notice, a good faith estimate of the Mandatory Redemption Date); and (3) a reasonably detailed description of the Mandatory Redemption Event, including the terms and conditions thereof. (vii) On or before any Mandatory Redemption Date, except with respect to Automatic Exchange Events, the Company shall deposit the amount of the applicable aggregate Redemption Price with a bank, trust company or exchange agent having an office in New York City irrevocably in trust for the benefit of such Holders. On the Mandatory Redemption Date, except with respect to Automatic Exchange Events, the Company shall, to the fullest extent permitted by law, immediately cause to be paid in cash the applicable Redemption Price for such shares of Series A Preferred Stock to such Holders. Upon such payment in full, such shares of Series A Preferred Stock will be deemed to have been redeemed, whether or not the certificates for such shares of Series A Preferred Stock have been surrendered for redemption and canceled, and Dividend Accruals with respect to such redeemed shares of Series A Preferred Stock shall cease to accumulate and all designations, rights, preferences, powers, qualifications, restrictions and limitations of such redeemed shares of Series A Preferred Stock shall forthwith terminate. (viii) In case fewer than all shares of Series A Preferred Stock represented by any certificate are redeemed in accordance with this Section 6, new certificates shall be issued representing the unredeemed shares of Series A Preferred Stock without cost to the Holder thereof. (ix) The Company shall comply, to the extent applicable, with the requirements of Section 14 of the Exchange Act and any other securities laws (or rules of any exchange on which any Series A Preferred Stock are then listed) in connection with a redemption under this Section 6. To the extent

8 there is any conflict between the notice or other timing requirements of this Section 6 and the applicable requirements of Section 14 of the Exchange Act, Section 14 of the Exchange Act shall govern. (c) Company Efforts. The Company shall take such actions as are necessary to give effect to the provisions of this Section 6, including (i) in the case of a Deemed Liquidation Event, irrevocably and unconditionally offering each Holder the right to require the Company to redeem Series A Preferred Stock held by such Holder with an aggregate Redemption Price not to exceed the Deemed Liquidation Event Proceeds, in connection with and as a condition to such Deemed Liquidation Event, for a price per share of Series A Preferred Stock, payable in cash, equal to the Redemption Price (or the right to receive the applicable portion of the consideration payable to all stockholders of the Company pursuant to Section 2), and (ii) in the event the Company is prohibited by law from redeeming or is otherwise unable to redeem any shares of Series A Preferred Stock in connection with any Mandatory Redemption Event on the Mandatory Redemption Date, taking any action necessary or appropriate to remove promptly any impediments to its ability to redeem such shares of Series A Preferred Stock required to be so redeemed, including, to the extent not prohibited by law, (A) reducing the stated capital of the Company or revaluing the assets of the Company to their fair market values under Section 154 of the DGCL if such revaluation would create surplus sufficient to make all or any portion of such Mandatory Redemption Event payment, and (B) borrowing the cash necessary to make such Mandatory Redemption Event payment. In the event of any Deemed Liquidation Event in which the Company is not the continuing or surviving corporation or entity, and the Series A Preferred Stock will remain outstanding at the continuing or surviving corporation or entity, proper provision shall be made so that such continuing or surviving corporation or entity shall agree to carry out and observe the obligations of the Company under this Certificate of Designation. (d) No Call Right. Notwithstanding anything to the contrary in this Certificate of Designation, none of the Series A Preferred Stock shall be redeemable at the election of the Company. (e) No Put Right. From and after the date, if any, on which both (i) the Other Financing CPs have been satisfied and (ii) the Warrant Shares (as defined in the Warrant) have been issued, none of the Series A Preferred Stock shall be redeemable at the election of the holders thereof. SECTION 7. MFN Terms. If, at any time while any shares of Series A Preferred Stock are outstanding, the Company shall consummate any financing (including any equity securities, debt securities, indebtedness for borrowed money, digital currency, or otherwise), other than the Subsequent Financing, that contain any economic rights, preferences or privileges or consent rights that are more favorable in any respect to the holder(s) thereof as compared to the terms of the Series A Preferred Stock (such more favorable terms, the “MFN Terms”), then (a) the Company shall provide prior written notice thereof to the Holders, together with a description of such financing instrument and the MFN Terms, and (b) upon written request of the Majority Holders, which request must be delivered to the Company within five days of such notice from the Company, the Company shall seek to amend and restate this Certificate of Designation, the Certificate of Incorporation and/or the other organizational documents of the Company to provide for such designations, powers, preferences and privileges in respect of the Series A Preferred Stock that are no less favorable than the MFN Terms. SECTION 8. Negative Covenants. (a) For so long as any shares of Series A Preferred Stock are outstanding, without the prior affirmative vote or written consent of the Majority Holders (which may be given, withheld, conditioned or delayed in the sole and absolute discretion of the Majority Holders), the Company shall not (either directly or indirectly, including by merger, consolidation, operation of law or otherwise):

9 (i) consummate any financing (including any Other Financing), except for the Subsequent Financing; (ii) amend, alter or repeal any provision of the Certificate of Incorporation or the Bylaws of the Company in a manner that adversely affects the rights, powers, preferences or privileges of the Series A Preferred Stock; (iii) create, authorize or issue any new Equity Interests of the Company, or cause or permit any of its subsidiaries to issue any new Equity Interests, in each case, other than the Warrant, the Warrant Shares, the issuance of Common Stock upon conversion of the Series A Preferred Stock, and any Equity Interests issued pursuant to the Subsequent Financing or pursuant to the Company’s employee benefit plans as in effect prior to the Initial Issue Date; (iv) increase or decrease the authorized number of shares of Common Stock (other than pursuant to the Requisite Stockholder Approval), Preferred Stock, or any series thereof; (v) purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Company other than (i) as expressly authorized herein and (ii) any repurchases of equity securities issued pursuant to the Company’s employee benefit plans as in effect prior to the Initial Issue Date or repurchases in connection with the termination of an employee of the Company, in each case in the ordinary course of business; (vi) create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Company (or substantially wholly owned other than de minimis holdings of a second holder required by non-U.S. law), or permit any subsidiary to create, or issue or obligate itself to issue, any shares of any class or series of capital stock, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Company, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary, in each case other than to the extent any such transaction constitutes a Deemed Liquidation (disregarding for these purposes the proviso contained in such definition) or a Change of Control; (vii) change the number of votes entitled to be cast, on any matter, by any director or directors on (A) the Board of Directors, (B) the Subsidiary Boards or (C) any committee or sub-committee of the Board of Directors or any Subsidiary Board as may be established from time to time; (viii) incur, or cause or permit any subsidiary of the Company to incur, indebtedness or liens in order to secure any such indebtedness, in each case, except for obligations outstanding as of the Initial Issue Date or obligations the proceeds of which are used solely to redeem all then-outstanding shares of Series A Preferred Stock pursuant to Section 6; (ix) change in any material respect the compensation or benefits of any executive officer of the Company, other than (A) changes pursuant to compensatory arrangements in effect prior to the Initial Issue Date or (B) changes approved by the Board, including the Series A Director (if then- serving); (x) enter into any transaction with any director, officer, employee or stockholder of the Company or any of its subsidiaries, or any of their respective Affiliates or relatives, other than (A) any exercise of rights under this Certificate of Designation or the Investors’ Rights Agreement, (B) the Warrant and the issuance of the Warrant Shares, (C) for payment of reasonable and customary compensation and benefits to employees in the normal course of business, (D) reimbursement to employees and directors for

10 reasonable out-of-pocket expenses, and (E) as set forth in the Company’s reports, registration statements or other disclosures filed or furnished to the SEC after January 1, 2024, in each case, that were publicly available on the SEC’s Electronic Data Gathering, Analysis and Retrieval System prior to the date of this Certificate of Designation; (xi) sell, lease, transfer, exclusively license or otherwise dispose of any material assets of the Company or any of its subsidiaries, taken as a whole (in a single transaction or series of related transactions), other than (i) transactions (including, for the avoidance of doubt, any Deemed Liquidation Event), the proceeds of which are distributed in accordance with Section 2, (ii) the LanzaX proposed transaction and the LanzaTech Nutritional Protein transaction, in each case as publicly announced prior to the Initial Issue Date, (iii) transactions effected between the Company and one of its wholly-owned subsidiaries or between wholly-owned subsidiaries of the Company, (iv) non-exclusive licenses of intellectual property in the ordinary course of business, and (v) any such transactions approved by the Board of Directors, including the Series A Director (if then-serving); (xii) consummate any Investment outside the ordinary course of business; (xiii) change in any material respect the nature of the Company’s or its subsidiaries’ businesses as of the Initial Issue Date, unless approved by the Board of Directors, including the Series A Director (if then-serving); or (xiv) cause or permit any of the Company’s direct or indirect subsidiaries to take any of the foregoing actions, mutatis mutandis. (b) Actions Taken without Approval. Any of the actions or omissions of the Company prohibited by this Section 8 (if taken without the prior written consent of the Majority Holders approving such action or omission) shall be ultra vires, null and void ab initio and of no force or effect. The Company shall not, and shall cause its subsidiaries not to (either directly or indirectly, including by merger, consolidation, operation of law or otherwise), by amendment, modification, repeal, restatement, supplementation, termination or waiver of, or consent to any departure by the Company or any of its subsidiaries from, any provision of this Certificate of Designation or any other Related Agreement or through any Mandatory Redemption Event, any disposition or any other reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, agreement or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Certificate of Designation or any other Related Agreement. SECTION 9. Amendments and Waivers. So long as any shares of Series A Preferred Stock remain outstanding, and unless a greater percentage is required by law, the Company shall not, without the affirmative vote or written consent of the Majority Holders, voting separately as one class, amend, alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock, or waive the compliance of any of the covenants included in this Certificate of Designation or the Investors’ Rights Agreement; provided, however, that the Company shall not cause or permit any of the following without the consent of each Holder that is disproportionately and adversely affected thereby: (a) reduce the Dividend Rate or alter the timing or method of accrual of any Dividend Accruals pursuant to Section 4; (b) reduce the Liquidation Value; or (c) alter any of the redemption provisions set forth in Section 6, other than with respect to notice periods and other immaterial provisions; provided that any modification or waiver to the definition of “Liquidation Event” shall require the affirmative vote or written consent of the Majority Holders. SECTION 10. Cancellation. No shares of Series A Preferred Stock acquired by the Company by reason of redemption, purchase or otherwise shall be reissued, and the Company shall take all necessary

11 action to cause such shares of Series A Preferred Stock immediately to be retired and eliminated from the shares of Series A Preferred Stock which the Company shall be authorized to issue. SECTION 11. Rights and Remedies of Holders. Except as expressly set forth herein, all remedies available under this Certificate of Designation, at law, in equity or otherwise, will be deemed cumulative and not alternative or exclusive of other remedies. The exercise by any Holder of a particular remedy will not preclude the exercise of any other remedy. SECTION 12. Definitions. As used in this Certificate of Designation, the following terms shall have the meanings specified below: “Additional Consideration” shall have the meaning assigned to such term in Section 2(e). “Affiliate” means, as to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such first Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise; provided, that, the Company and its subsidiaries shall not be deemed an Affiliate of any Purchaser, and no Purchaser shall be deemed an Affiliate of the Company or any of its subsidiaries. “Automatic Exchange Event” shall have the meaning assigned to such term in Section 6(a). “Automatic Redemption Event” shall have the meaning assigned to such term in Section 6(a). “Available Proceeds” means the Deemed Liquidation Event Proceeds, together with any other assets of the Company available for distribution to its stockholders, all to the extent permitted by provisions of the DGCL governing distributions to stockholders. “Bankruptcy Code” means title 11 of the United States Code, as now and hereafter in effect, or any successor statute. “Board of Directors” means, as to the Company, the board of directors or other governing body of the Company (including any committee thereof delegated authority to consider strategic alternatives, including any Liquidation Event, whose resolutions or approval is not subject to approval of such board or governing body), and the term “directors” means members of the Board of Directors. “Business Day” means each day that is not a Legal Holiday. “Certificate” shall have the meaning assigned to such term in the recitals hereof. “Certificate of Designation” shall have the meaning assigned to such term in the recitals hereof. “Certificate of Incorporation” shall have the meaning assigned to such term in the recitals hereof. “Change of Control” means any transaction or series of related transactions, other than (a) the issuance of the Series A Preferred Stock and the exercise of the Warrant and (b) the Subsequent Financing, pursuant to or as a result of which a single party (or group of parties) that does not hold a majority

12 of the Company’s outstanding voting power as of the Initial Issue Date acquires Equity Interests representing a majority of the Company’s outstanding voting power. “Charter Cap” means, as of any time prior to the receipt of Requisite Stockholder Approval, 600,000,000 shares of Common Stock. “Common Stock” means any shares of common stock of the Company. “Company” shall have the meaning assigned to such term in the recitals hereof. “Conversion Time” shall have the meaning assigned to such term in Section 5(b)(i). “Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally. “Deemed Liquidation” means (a) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any of its subsidiaries of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or (b) the sale, lease, transfer, exclusive license or other disposition (whether by merger, consolidation, statutory conversion, domestication, continuance or otherwise, and whether in a single transaction or a series of related transactions) of one or more Material Subsidiary to a Person that is not a direct or indirect wholly- owned subsidiary of the Company; provided, however, consummation of the LanzaX proposed transaction and/or the LanzaTech Nutritional Protein, in each case as publicly announced prior to the Initial Issue Date, shall not constitute a Deemed Liquidation. “Deemed Liquidation Event” means the occurrence of a Change of Control or a Deemed Liquidation. “Deemed Liquidation Event Proceeds” means the consideration received by the Company or its stockholders pursuant to any applicable Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, any other expenses reasonably related to such Deemed Liquidation Event or any other expenses incident to the dissolution of the Company as provided herein, in each case as determined in good faith by the Board of Directors). “DGCL” shall have the meaning assigned to such term in the recitals hereof. “Dividend Accrual Date” means the last day of each fiscal quarter of the Company following the Initial Issue Date (or, if such date is not a Business Day, the immediately succeeding Business Day). “Dividend Accruals” shall have the meaning assigned to such term in Section 4(b). “Dividend Period” means the period commencing on and including a Dividend Accrual Date that ends on, but does not include, the next Dividend Accrual Date; provided that the initial Dividend Period shall commence on and include the Initial Issue Date and end on, but not include, the first Dividend Accrual Date. “Dividend Rate” shall have the meaning assigned to such term in Section 4(b).

13 “Equity Interests” means capital stock of the Company and all warrants, options or other rights to acquire such capital stock. “Exchange Act” means the Securities Exchange Act of 1934, as amended. “Exercise Notice” shall have the meaning assigned to such term in Section 6(a). “fair market value” means with respect to any investment, asset, property or liability, the value of the consideration obtainable in a sale of such investment, asset, property or liability at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, investment, property or liability as determined in good faith by the Board of Directors. “FASB” means the Financial Accounting Standards Board. “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, as in effect from time to time. “Holder” means, as of the relevant date, any Person that is the holder of record of at least one share of Series A Preferred Stock, as of such date. “Initial Consideration” shall have the meaning assigned to such term in Section 2(e). “Initial Issue Date” means May 7, 2025. “Insufficient Capitalization Event” means the occurrence of either of the following events: (a) the Stockholder Meeting is not held prior to the Stockholder Approval Deadline; or (b) if, at any time after the Stockholder Meeting, there is not a sufficient number of shares of Common Stock duly authorized for the exercise of the Warrant and the consummation of the Subsequent Financing. “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person of or in the capital stock, indebtedness or other equity or debt interest of another Person, whether by means of (a) the purchase or other acquisition of capital stock of another Person, (b) a loan, advance or capital contribution to, guaranty or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. “Investors’ Rights Agreement” means the Investors’ Rights Agreement, dated as of the Initial Issue Date (as amended, restated, supplemented or otherwise modified from time to time), by and among the Company and the Holders party thereto. “Issuer” shall have the meaning assigned to such term in the recitals hereof. “Junior Stock” means all Equity Interests, other than the Series A Preferred Stock, outstanding at any time or from time to time.

14 “Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required or authorized to be open in the State of New York. “Liquidation Event” means: (a) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company or any Material Subsidiary, or of all or substantially all of the property or assets of the Company or any Material Subsidiary, under any Debtor Relief Law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for all or substantially all of the property or assets of the Company or any Material Subsidiary or (iii) the winding-up or liquidation of the Company or any Material Subsidiary, and in the case of any proceeding described in this clause (a), such proceeding or petition shall continue in effect and undismissed or unstayed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; (b) the Company or any Material Subsidiary (i) voluntarily commencing any proceeding or filing any petition seeking relief under any Debtor Relief Law, (ii) consenting to the institution of, or failing to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (a) above, (iii) applying for or consenting to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for all or substantially all of the property or assets of the Company or any Material Subsidiary, or (iv) making a general assignment for the benefit of creditors, and in the case of any proceeding described in this clause (b), such proceeding or petition shall continue in effect and undismissed or unstayed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or (c) any other voluntary or involuntary reorganization, restructuring, recapitalization, liquidation, dissolution or winding up of the Company or a Material Subsidiary, regardless of whether such transaction(s) is effectuated in an insolvency proceeding, including a case under chapter 11 of the Bankruptcy Code. “Liquidation Value” means, as of any date of determination and with respect to each share of Series A Preferred Stock, the sum of (a) $2.00, plus (b) any accumulated Dividend Accruals on such share added to the Liquidation Value as provided in Section 4(b), plus (c) any accumulated Dividend Accruals on such share from the last Dividend Accrual Date up to, and including, such date (to the extent not part of the Liquidation Value of such share as of such date). “Majority Holders” means, as of any date of determination, the Holders holding a majority of the then outstanding shares of Series A Preferred Stock. “Mandatory Redemption” shall have the meaning assigned to such term in Section 6(a). “Mandatory Redemption Date” shall have the meaning assigned to such term in Section 6(a). “Mandatory Redemption Event” shall have the meaning assigned to such term in Section 6(a). “Mandatory Redemption Notice” shall have the meaning assigned to such term in Section 6(b)(vi). “Material Subsidiary” means any direct or indirect subsidiary of the Company that holds assets that have an aggregate fair market value of more than $1,000,000. “MFN Terms” shall have the meaning assigned to such term in Section 7.

15 “Nasdaq Stockholder Approval” means the receipt by the Company of the requisite approval from its stockholders in accordance with Nasdaq Stock Market Rule 5635: (a) to issue more than 19.9% of its outstanding shares of Common Stock, as outstanding before such issuance, and at an issue price below the “minimum price” in connection with settlement of conversions of the Series A Preferred Stock, the exercise of the Warrant and the issuance of the Warrant Shares and the issuance of shares of Common Stock pursuant to the Subsequent Financing; and (b) to effect any “change of control” under Nasdaq Stock Market Rule 5635 in connection with settlement of conversions of the Series A Preferred Stock, the exercise of the Warrant and the issuance of the Warrant Shares, and the issuance of shares of Common Stock pursuant to the Subsequent Financing. “Original Certificate of Designation” shall have the meaning assigned to such term in the recitals hereof. “Original Issue Price” shall have the meaning assigned to such term in Section 1. “Other Financing” means a financing, other than a Subsequent Financing; provided, however, for the avoidance of doubt, the Company shall not consummate any Other Financing unless the Other Financing CPs have been satisfied. “Other Financing CPs” means, collectively, that the Company has obtained both (a) the prior affirmative vote or written consent of the Majority Holders (which may be given, withheld, conditioned or delayed in the sole and absolute discretion of the Majority Holders), as required by Section 8(a)(i), and (b) any requisite approval of its stockholders of an amendment to the Certificate of Incorporation to (i) increase the authorized number of shares of Common Stock sufficient to (A) consummate such Other Financing and (B) issue the Warrant Shares, and (ii) set the par value of the Common Stock to an amount equal to the Exercise Price (as defined in the Warrant). “Payment Amount” shall have the meaning assigned to such term in Section 2(b). “Person” means any individual, corporation, limited liability company, partnership (including limited partnership), joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity. “Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution or winding up, including, in the case of the Company, the Series A Preferred Stock. “Promissory Note” or “Promissory Notes” shall have the meaning assigned to such terms in the Purchase Agreement. “Purchase Agreement” means the Series A Convertible Senior Preferred Stock Purchase Agreement, dated as of the Initial Issue Date (as amended, restated, supplemented or otherwise modified from time to time), by and among the Purchasers and the Company. “Purchaser” and “Purchasers” shall have the meanings assigned to such terms in the Purchase Agreement. “Redemption Offer” shall have the meaning assigned to such term in Section 6(a).

16 “Redemption Price” means, with respect to each share of Series A Preferred Stock outstanding as of any applicable date of determination, an amount per share of Series A Preferred Stock equal to 1.5x the Liquidation Value as of such date of determination. “Related Agreements” means this Certificate of Designation, the Warrant, the Investors’ Rights Agreement, and the Purchase Agreement. “Requisite Stockholder Approval” means, collectively, (a) the Nasdaq Stockholder Approval and (b) approval by the requisite Company stockholders of one or more amendments to the Certificate of Incorporation (as in effect as of the Initial Issue Date after filing the Certificate of Designation) to (i) authorize that number of shares of Common Stock that is sufficient to consummate (A) the transactions contemplated by the Purchase Agreement, (B) the exercise of the Warrant, and (C) the consummation of the Subsequent Financing, (ii) set the par value of the Common Stock to an amount equal to the Exercise Price (as defined in the Warrant), (iii) provide that the Company’s stockholders may take action by written consent, and (iv) effect a reverse stock split of the Common Stock (taking into account the authorizations in (b)(i)) at a ratio of 100:1 (the “Reverse Stock Split”) and a corresponding decrease in the number of authorized shares of Common Stock. “SEC” means the U.S. Securities and Exchange Commission. “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder. “Series A Preferred Stock” shall have the meaning assigned to such term in Section 1(a). “Share Conversion Cap” means, as of any time prior to the receipt of Nasdaq Stockholder Approval, 39,360,036 shares of Common Stock (as such amount may be proportionately adjusted for any recapitalization, reorganization, reclassification, consolidation, subdivision, split-up, exchange of capital stock or similar event). After the receipt of the Nasdaq Stockholder Approval, the Share Conversion Cap shall no longer be applicable. “Specified Consent” shall have the meaning assigned to such term in the Purchase Agreement. “Stockholder Approval Deadline” means 75 days (or 90 days if the staff of the SEC conducts a review of the applicable preliminary proxy statement) following the Initial Issue Date. “Stockholder Meeting” means a meeting of stockholders of the Company called for the purpose of obtaining the Requisite Stockholder Approvals. “Subsequent Financing” means a bona fide financing, consummated, if at all, no later than 45 calendar days following receipt of the Requisite Stockholder Approvals, pursuant to which the Company sells Common Stock to one or more “accredited investors” (as defined under Rule 501(a) of Regulation D promulgated under the Securities Act) reasonably satisfactory to the Majority Holders, at a price per share of $0.05 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar transaction, including the Reverse Stock Split), payable in cash, with an aggregate original issue price of not less than $35,000,000 and not more than $60,000,000. “Subsidiary Board” means, as to any subsidiary of Company, the board of directors, board of managers or other governing body of the subsidiary of the Company (including any committee thereof delegated authority to consider strategic alternatives, including any Liquidation Event, whose resolutions

17 or approval is not subject to approval of such board or governing body), or if such subsidiary of the Company is owned or managed by a single entity, the board of directors, board of managers or other governing body (including any committee thereof delegated authority to consider strategic alternatives, including any Liquidation Event, whose resolutions or approval is not subject to approval of such board or governing body) of such entity. “Transaction Document” shall have the meaning assigned to such term in Section 2(c). “U.S.” means the United States of America. “Uncured Company Breach” means a material breach by the Company of any of the terms or conditions of this Certificate of Designation or the Investors’ Rights Agreement (which such breach, if capable of being cured, is not cured within 10 Business Days following the first occurrence thereof). “Warrant” or “Warrants” shall have the meaning assigned to such terms in the Purchase Agreement. SECTION 13. Interpretation. (a) Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. (b) The headings are for convenience only and shall not be given effect in interpreting this Certificate of Designation. References herein to any Section or Article shall be to a Section or Article hereof unless otherwise specifically provided. (c) References herein to any law shall mean such law, including all rules and regulations promulgated under or implementing such law, as amended from time to time and any successor law unless otherwise specifically provided. Except as otherwise stated in this Certificate of Designation, references in this Certificate of Designation to any contract(s) or written agreement(s) shall mean such contract or written agreement as in effect on the Initial Issue Date, regardless of any subsequent replacement, refunding, refinancing, extension, renewal, restatement, amendment, supplement or modification thereof or thereto and regardless of whether the Company is, remains, was, or has ever been, a party thereto. (d) The use of the term “pari passu” with respect to the Preferred Stock, shall mean pari passu by reference to the Liquidation Value of such Preferred Stock at the relevant time. (e) The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Certificate of Designation, refer to this Certificate of Designation as a whole and not to any particular provision of this Certificate of Designation. (f) The use of the masculine, feminine or neuter gender or the singular or plural form of words shall not limit any provisions of this Certificate of Designation. (g) The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non- limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

18 (h) The word “will” shall be construed to have the same meaning as the word “shall”. With respect to the determination of any period of time, “from” shall mean “from and including”. The word “or” shall not be exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. (i) The terms “lease” and “license” shall include “sub-lease” and “sub-license”, as applicable. (j) All references to “$”, currency, monetary values and dollars set forth herein shall mean U.S. dollars. (k) When the terms of this Certificate of Designation refer to a specific agreement or other document or a decision by any Person that determines the meaning or operation of a provision hereof, the secretary of the Company shall maintain a copy of such agreement, document or decision at the principal executive offices of the Company and a copy thereof shall be provided free of charge to any Holder who makes a request therefor. (l) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Holders that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Initial Issue Date in GAAP or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. (m) Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB Accounting Standards Codification 805, 810 or 825 (or any other part of FASB Accounting Standards Codification having a similar result or effect), to value any indebtedness at “fair value”. [Remainder of page intentionally left blank]

0 IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be signed by a duly authorized officer this 2nd day of June, 2025. LANZATECH GLOBAL, INC. By: ___________________ Name: Jennifer Holmgren Title: Chief Executive Officer

Exhibit B FORM OF WARRANT See attached.

1 THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT UNDER ANY CIRCUMSTANCES BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. FORM OF WARRANT TO PURCHASE SHARES OF COMMON STOCK of LANZATECH GLOBAL, INC. Dated as of ___________, 202__ No. 1 WARRANT TO PURCHASE 780,000,000 SHARES OF COMMON STOCK This WARRANT (“Warrant”) certifies that LanzaTech Global SPV, LLC, a Wyoming limited liability company, or its registered assigns, is the registered holder (the “Warrantholder”) of a warrant, issued by LanzaTech Global, Inc., a Delaware corporation (the “Company”), to purchase the number of shares (the “Warrant Shares”) of common stock of the Company, par value $0.0001 per share (such stock, including at the par value that will be reflected in the Certificate of Amendment, the “Common Stock”), as set forth above at an exercise price equal to $0.0000001 per share (as adjusted in accordance with this Warrant, the “Exercise Price”), which, subject to the satisfaction of the Conditions to Exercise, shall be automatically exercised at the Exercise Time, on the terms and subject to the conditions set forth in this Warrant. SECTION 1. Exercise Price. The Warrant evidenced hereby entitles the holder, upon proper exercise and payment of the applicable Exercise Price (including by Cashless Exercise), to receive from the Company, as adjusted as provided herein, 780,000,000 fully-paid, non-assessable shares of Common Stock. SECTION 2. Warrant Register. The Company shall register this Warrant upon records to be kept and properly maintained by the Company at its principal executive offices (the “Warrant Register”) in the name of the record Warrantholder hereof from time to time. Absent manifest error or actual notice to the contrary, the Company may deem and treat the Warrantholder so registered as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Warrantholder, and for all other purposes. Any holder of this Warrant (or of any portion of this Warrant) may change its address as shown on the Warrant Register by written notice to the Company requesting a change. SECTION 3. Execution of Warrant. This Warrant shall be signed on behalf of the Company by its Chief Executive Officer, its Chief Financial Officer, its President, its General Counsel, a Vice President, its Secretary, an Assistant Secretary or any other authorized person appointed by the Board of Directors from time to time (each, an “Appropriate Officer”). Each such signature upon this Warrant may be in the form of a facsimile or electronic signature of any such Appropriate Officer and may be imprinted or otherwise reproduced on this Warrant and for that purpose the Company may adopt and use the facsimile or electronic signature of any Appropriate Officer.

2 SECTION 4. Transfers. (a) Subject to the provisions of Section 4(c), the Warrantholder may sell, assign, transfer, pledge or dispose of all or any portion of this Warrant at any time or from time to time without the prior approval of the Company. In connection with any transfer of all or any portion of this Warrant, the Warrantholder must provide an assignment form substantially in the form attached hereto as Exhibit A duly completed and executed by the Warrantholder or any such subsequent Warrantholder, as applicable, and the proposed transferee must consent in writing to be bound by the terms and conditions of this Warrant. Any transfer of all or any portion of this Warrant shall also be subject to the Securities Act and other applicable federal or state securities or blue sky laws. Upon any transfer of this Warrant, the Warrantholder shall be required to physically surrender this Warrant to the Company within two Trading Days of the date the Warrantholder delivers an assignment form to the Company assigning this Warrant and the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, shall issue to the Warrantholder a new Warrant evidencing the portion of this Warrant, if any, not so assigned and this Warrant shall promptly be cancelled in accordance with Section 6, and the Company shall register any such transfer upon the Warrant Register. This Warrant or any portion thereof shall not be sold, assigned, transferred, pledged or disposed of in violation of the Securities Act, federal or state securities laws or the Company’s Charter. (b) No service charge shall be made for any exchange or registration of transfer of this Warrant, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed on the Warrantholder in connection with any such exchange or registration of transfer. (c) This Warrant shall not be sold, exchanged or otherwise transferred in violation of the Securities Act or applicable state securities laws. The Warrantholder, by its acceptance of this Warrant, acknowledges and agrees that the Warrant (including any Warrant Shares issued upon exercise thereof) was issued pursuant to an exemption from the registration requirement of Section 5 of the Securities Act provided by Section 4(a)(2) of the Securities Act and such Warrantholder may not be able to sell or transfer any Warrant Shares in the absence of an effective registration statement under the Securities Act or an exemption from registration thereunder. This Warrant will not be subject to any restrictions on transfer other than those under applicable securities laws. SECTION 5. Duration and Exercise of Warrant. (a) This Warrant shall not be exercisable unless and until: (i) in the case of a Subsequent Financing, the Requisite Stockholder Approval is obtained or, in the case of any Other Financing, all Other Financing CPs are satisfied; (ii) the filing of the Certificate of Amendment (or such other certificate of amendment effecting any changes to the Charter required in connection with any Other Financing, including those contemplated by subclause (b) in the definition of Other Financing CPs) with the Office of the Secretary of State of the State of Delaware becomes effective (the time such filing becomes effective, the “Amendment Effective Time”); and (iii) the Company consummates a Subsequent Financing or Other Financing, as applicable (collectively, the “Conditions to Exercise”); provided, however, that if the Conditions to Exercise are satisfied prior to the termination of this Warrant pursuant to Section 18, (A) each Warrant shall be deemed automatically exercised at the Exercise Time in accordance with Section 5(b) and (B) the Company shall deliver the Warrant Shares to the Warrantholder in accordance with Section 5(f). For the avoidance of doubt, this Warrant shall be deemed automatically exercised in full at the Exercise Time and shall become void and of no value, and may not be exercised, after the Expiration Time. (b) Upon the automatic exercise of this Warrant pursuant to Section 5(a), in lieu of paying the aggregate Exercise Price, the Warrantholder shall be deemed for all purposes hereunder to have authorized

3 the Company to withhold from issuance a number of Warrant Shares issuable upon exercise of all Warrants being deemed automatically exercised by the Warrantholder at such time which, when multiplied by the Current Market Price of the Warrant Shares, is equal to the aggregate Exercise Price, and such withheld Warrant Shares shall no longer be issuable under this Warrant (a “Cashless Exercise”). (c) The formula for determining the number of Warrant Shares to be issued in a Cashless Exercise is as follows: X= (A-B) x C A Where: X = the number of Warrant Shares issuable upon exercise pursuant to subsection (b). A = the Current Market Price of a Warrant Share on the Trading Day immediately preceding the date upon which the Exercise Time occurs. B = the Exercise Price. C = the number of Warrant Shares as to which this Warrant is then being exercised including the withheld Warrant Shares. (d) The number of Warrant Shares to be issued upon such automatic exercise will be determined by the Company using the formula set forth in Section 5(c). (e) Any exercise of this Warrant pursuant to the terms hereof shall be automatic, irrevocable and shall be deemed to constitute a binding agreement between the Warrantholder and the Company, enforceable in accordance with its terms. (f) As soon as practicable after the automatic exercise of this Warrant as set forth in Section 5(a), the Company shall issue, or otherwise deliver, or cause to be issued or delivered, in authorized denominations to or upon the order of the Warrantholder, a book-entry interest in the Warrant Shares registered on the books of the Company’s transfer agent. Such Warrant Shares shall be deemed to have been issued as of the Exercise Time. SECTION 6. Cancellation of Warrant. Upon the Expiration Time, or if the Company shall purchase or otherwise acquire the Warrant, the Warrant shall be cancelled by the Company and retired. The Company shall cancel any Warrant surrendered for exchange, substitution, transfer or exercise in whole or in part. SECTION 7. Mutilated or Missing Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue and deliver, in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing the right to purchase an equivalent number of Warrant Shares, but only (a) upon receipt of evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant; (b) upon receipt of an open penalty surety bond holding the Company harmless, if requested by the Company and satisfactory to it; and (c) absent notice to the Company that such Warrant has been acquired by a bona fide purchaser. Applicants for such substitute Warrant shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe and as required by Section 8-405 of the Uniform Commercial Code as in effect in the State of New York. SECTION 8. Reservation of Warrant Shares. Subject to the occurrence of the Amendment Effective Time, for the purpose of enabling the Company to satisfy any obligation to issue Warrant Shares upon exercise of this Warrant, the Company will, at all times from the Amendment Effective Time through

4 the Expiration Time, reserve and keep available, free from preemptive rights and out of its aggregate authorized but unissued or treasury shares of Common Stock, shares of Common Stock equal to the number of Warrant Shares deliverable upon the exercise of this Warrant. Subject to the occurrence of the Amendment Effective Time, the Company covenants that all Warrant Shares issued upon exercise of this Warrant will, upon issuance in accordance with the terms of this Warrant, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, charges and security interests created by or imposed upon the Company with respect to the issuance and holding thereof. SECTION 9. Adjustments and Other Rights of Warrant. The applicable Exercise Price of this Warrant and the number of Warrant Shares issuable upon the exercise of this Warrant are subject to adjustment from time to time upon the occurrence of the following: (a) The issuance of Common Stock as a dividend or distribution to all holders of Common Stock, or a subdivision or combination of Common Stock, in which event the Exercise Price shall be adjusted based on the following formula: EP1 = EP0 x OS0 OS1 where: EP0 = the Exercise Price in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution, or immediately prior to the Open of Business on the effective date for such subdivision or combination, as the case may be; EP1 = the Exercise Price in effect immediately after the Close of Business on the Record Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such subdivision or combination, as the case may be; OS0 = the number of shares of Common Stock outstanding immediately prior to the Close of Business on the Record Date for such dividend or distribution or immediately prior to the Open of Business on the effective date for such subdivision or combination, as the case may be; and OS1 = the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such dividend, distribution, subdivision or combination. Such adjustment shall become effective immediately after the Close of Business on the Record Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such subdivision or combination, as the case may be. If any dividend, distribution, subdivision or combination of the type described in this Section 9(a) is declared or announced but not so paid or made, the Exercise Price shall again be adjusted to be the Exercise Price that would then be in effect if the dividend, distribution, subdivision or combination had not been declared or announced, as the case may be. (b) Concurrently with any adjustment to the Exercise Price under this Section 9, the number of Warrant Shares for which this Warrant is exercisable will be adjusted such that the number of Warrant Shares for this Warrant in effect immediately following the effectiveness of such adjustment will be equal to the number of Warrant Shares for this Warrant in effect immediately prior to such adjustment, multiplied by a fraction, (i) the numerator of which is the Exercise Price in effect immediately prior to such adjustment and (ii) the denominator of which is the Exercise Price in effect immediately following such adjustment.

5 (c) No adjustment to the Exercise Price or number of Warrant Shares for this Warrant shall be required hereunder unless such adjustment together with other adjustments carried forward as provided below, would result in an increase or decrease of at least 1% of the applicable Exercise Price or Warrant Shares. No adjustment need be made for a change in the par value of the shares of Common Stock (including pursuant to the Certificate of Amendment) or any other Common Stock Equivalents. All calculations under this Section 9 shall be made to the nearest one-one thousandth (1/1,000th) of one cent ($0.00001) or to the nearest one-one thousandth (1/1,000th) of a share, as the case may be. In no event will the Company adjust the Exercise Price to the extent that the adjustment would reduce the Exercise Price below the par value per share of Common Stock (assuming the occurrence of the Amendment Effective Time). In such case, the number of Warrant Shares shall be adjusted as if the Exercise Price had been adjusted as otherwise set forth in this Section 9(c) and each Warrant Share shall be exercisable for the par value per Warrant Share (assuming the occurrence of the Amendment Effective Time). SECTION 10. No Fractional Shares. The Company shall not be required to issue a Warrant to purchase fractions of Warrant Shares, or to issue fractions of Warrant Shares upon exercise of the Warrant, or to distribute certificates which evidence fractional Warrant Shares and no Cash shall be distributed in lieu of such fractional shares or rights. If more than one Warrant shall be deemed exercised by the same Warrantholder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of such Warrants. If any fraction of a share would, except for the provisions of this Section 10, be issuable on the exercise of the Warrant (or specified portion thereof), as applicable, such share shall be rounded to the next higher whole number. SECTION 11. Redemption. The Warrant shall not be redeemable by the Company or any other Person. SECTION 12. Notices to the Warrantholder. Upon any adjustment of the number of Warrant Shares purchasable upon exercise of this Warrant, the Company, within 10 Business Days thereafter, shall give written notice thereof to the Warrantholder at its address appearing on the Warrant Register. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 12. If (i) the Company proposes to take any action that would require an adjustment pursuant to Section 9 or (ii) there shall be a dissolution, liquidation or winding-up of the Company (other than in connection with a consolidation, merger or sale of all or substantially all of its property, assets and business as an entirety), then the Company shall cause written notice of such event to be given to the Warrantholder at its address appearing on the Warrant Register, such giving of notice to be completed at least 10 Business Days prior to the effective date of such action (or the applicable Record Date for such action if earlier). Such notice shall specify the proposed effective date of such action and, if applicable, the Record Date and the material terms of such action. The failure to give the notice required by this Section 12 or any defect therein shall not affect the legality or validity of any action, distribution, right, warrant, dissolution, liquidation or winding up or the vote upon or any other action taken in connection therewith. SECTION 13. Warrantholder Not Deemed a Stockholder by Virtue of this Warrant. Nothing contained in this Warrant shall be construed as conferring upon the Warrantholder the right to vote or to receive dividends or to participate in any transaction that would give rise to an adjustment under Section 9 or to consent or to receive notice as a stockholder in respect of the meetings of stockholders or for the election of directors of the Company or any other matter, or any rights whatsoever as a stockholder of the Company.

6 SECTION 14. Notices to Company. Any notice or demand authorized or permitted by this Warrant to be given or made by the Warrantholder to or on the Company to be effective shall be in writing (including by facsimile or email, as applicable), and shall be deemed to have been duly given or made when delivered by hand, or when sent if delivered to a recognized courier or deposited in the mail, first class and postage prepaid or, in the case of email, when received, addressed as follows (until another address or email address is provided to the Warrantholder in writing by the Company): LanzaTech Global, Inc. 8045 Lamon Avenue, Suite 400 Skokie, Illinois 60077 Attention: Joseph C. Blasko Email: [REDACTED] with a copy to: Simpson Thacher & Bartlett LLP 725 Lexington Avenue New York, New York 10017 Attention: Marisa Stavenas, Esq., Lia Toback, Esq. Email: [REDACTED], [REDACTED] SECTION 15. Withholding and Reporting Requirements. The Company shall comply with all applicable tax withholding and reporting requirements imposed by any governmental and regulatory authority. SECTION 16. Supplements and Amendments. This Warrant constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the Company and the Warrantholder with respect to the subject matter hereof and may not be amended, except in a writing. The Company and the Warrantholder may from time to time amend, modify or supplement this Warrant with (and only with) the prior written consent of Warrantholders holding, assuming exercise in full of the Warrants then outstanding, at least a majority of the Warrant Shares then issuable upon exercise of the Warrants then outstanding, pursuant to a written amendment or supplement executed by the Company and such Warrantholders; provided, however, that any amendment or supplement to this Warrant that would reasonably be expected to materially and adversely affect any right of a Warrantholder relative to the other Warrantholders shall require the written consent of such holder. In addition, the consent of each Warrantholder affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares issuable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided in this Warrant). Any amendment, modification or waiver effected pursuant to and in accordance with the provisions of this Section 16 will be binding upon all Warrantholders and upon each future Warrantholder and the Company. In the event of any amendment, modification, supplement or waiver, if appropriate, notation thereof will be made on all Warrants thereafter surrendered for registration of transfer or exchange. SECTION 17. Successors. All the covenants and provisions of this Warrant by or for the benefit of the Company shall bind and inure to the benefit of its successors and assigns hereunder. SECTION 18. Termination. This Warrant shall terminate at the earlier of (i) the Expiration Time and (ii) May 7, 2026. Termination of this Warrant shall not relieve the Company of any of its obligations arising prior to the date of such termination or in connection with the settlement of any Warrant exercised prior to the Expiration Time. The provisions of Section 19 and Section 20 shall survive such termination.

7 SECTION 19. Governing Law, Venue and Jurisdiction; Waiver of Trial By Jury. This Warrant shall be governed by, and construed in accordance with, the laws of the State of Delaware. Each party hereto consents and submits to the jurisdiction of the courts of the State of Delaware and any federal courts located in such state in connection with any action or proceeding brought against it that arises out of or in connection with, that is based upon, or that relates to this Warrant or the transactions contemplated hereby. In connection with any such action or proceeding in any such court, each party hereto hereby waives personal service of any summons, complaint or other process and hereby agrees that service thereof may be made in accordance with the procedures for giving notice set forth in Section 14. Each party hereto hereby waives any objection to jurisdiction or venue in any such court in any such action or proceeding and agrees not to assert any defense based on lack of jurisdiction or venue in any such court in any such action or proceeding. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action, proceeding or counterclaim as between the parties directly or indirectly arising out of, under or in connection with this Warrant or the transactions contemplated hereby or disputes relating hereto. Each of the parties hereto (i) certifies that no representative, agent or attorney of any other party hereto has represented, expressly or otherwise that such other party hereto would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Warrant by, among other things, the mutual waivers and certifications in this Section 19. SECTION 20. Benefits of this Warrant. Nothing in this Warrant shall be construed to give to any Person other than the Company and the Warrantholder any legal or equitable right, remedy or claim under this Warrant, and this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder. SECTION 21. Counterparts. This Warrant may be executed in any number of counterparts and each such counterpart shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. This Warrant may be delivered via facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. A signed copy of this Warrant delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant. SECTION 22. Headings. The headings of sections of this Warrant have been inserted for convenience of reference only, are not to be considered a part hereof and in no way modify or restrict any of the terms or provisions hereof. SECTION 23. Severability. Whenever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant is held to be invalid, illegal or unenforceable in any respect under any applicable law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Warrant in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, and the invalid, illegal or unenforceable provision shall be interpreted and applied so as to produce as near as may be the economic result intended by the parties hereto. Upon determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Warrant so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible. SECTION 24. Meaning of Terms Used in this Warrant.

8 (a) The language used in this Warrant shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Any references to any federal, state, local or foreign statute or law shall also refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. Unless the context otherwise requires: (i) a term has the meaning assigned to it by this Warrant; (ii) forms of the word “include” mean that the inclusion is not limited to the items listed; (iii) “or” is disjunctive but not exclusive; (iv) words in the singular include the plural, and in the plural include the singular; (v) provisions apply to successive events and transactions; and (vi) “hereof”, “hereunder”, “herein” and “hereto” refer to the entire Warrant and not any section or subsection. (b) The following terms used in this Warrant shall have the meanings set forth below: “$” shall mean the currency of the United States. “Board of Directors” means, as to the Company, the board of directors of the Company (including any committee thereof delegated authority to consider strategic alternatives, including any Liquidation Event (as defined in the Certificate of Designation), whose resolutions or approval is not subject to approval of such board or governing body), and the term “directors” means members of the Board of Directors. “Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law or other governmental action to be closed in New York, New York. “Cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts. “Certificate of Amendment” has the meaning set forth in the Purchase Agreement. “Certificate of Designation” means that certain Certificate of Designation of Series A Convertible Senior Preferred Stock of the Company, dated as of May 7, 2025 (as amended or amended and restated from time to time). “Charter” has the meaning given to such term in the Purchase Agreement. “Close of Business” means 5:00 p.m., New York City time. “Common Stock Equivalent” means any warrant, right or option to acquire any shares of Common Stock or any security convertible into or exchangeable for shares of Common Stock. “Current Market Price” means, (a) (i) in connection with a dividend, issuance or distribution, the volume weighted average price per share of Common Stock for the 20 Trading Days ending on, but excluding, the earlier of the Trading Day in question and the Trading Day immediately preceding the Ex- Date for such dividend, issuance or distribution (including any extensions thereof, without regard to pre- open or after hours trading outside of the regular trading session of such Trading Day) or (ii) otherwise, the volume weighted average price per share of Common Stock for the 20 Trading Days ending on, but excluding, the Trading Day in question (or, if the day in question is not a Trading Day, then the 20 Trading Days ending on the last Trading Day prior to the day in question) (in each case, including any extensions thereof, without regard to pre-open or after hours trading outside of the regular trading session of such Trading Day), in each case as reported by the principal U.S. national or regional securities exchange or quotation system on which the Common Stock or such other security is then listed or quoted, whichever is applicable, as published by Bloomberg at 4:15 p.m., New York City time (or 15 minutes following the end of any extension of the regular trading session), on such Trading Day, or (b) if such volume weighted

9 average price is unavailable or in manifest error as reasonably determined in good faith by the Board of Directors, the market value of one share of Common Stock during such 20 Trading Day period determined using a volume weighted average price method by an independent nationally recognized investment bank or other qualified financial institution selected by the Board of Directors. If the Common Stock is not traded on any U.S. national or regional securities exchange or quotation system, the Current Market Price shall be the price per share of Common Stock that the Company could obtain from a willing buyer for shares of Common Stock sold by the Company from authorized but unissued shares of Common Stock, as such price shall be reasonably determined in good faith by the Board of Directors. “Expiration Time” means the time immediately following the Exercise Time. “Ex-Date” means, when used with respect to any issuance of or distribution in respect of the Common Stock or any other securities, the first date on which the Common Stock or such other securities trade without the right to receive such issuance or distribution. “Exercise Time” means one minute after the Conditions to Exercise are all satisfied. “Open of Business” means 9:00 a.m., New York City time. “Other Financing” has the meaning given to such term in the Certificate of Designation. “Other Financing CPs” has the meaning given to such term in the Certificate of Designation. “Person” means any individual, corporation, limited partnership, general partnership, limited liability partnership, limited liability company, joint stock company, joint venture, corporation, unincorporated organization, association, company, trust, group or other legal entity, or any governmental or political subdivision or any agency, department or instrumentality thereof. “Purchase Agreement” means the Series A Convertible Senior Preferred Stock Purchase Agreement, dated as of May 7, 2025 (as amended, restated, supplemented or otherwise modified from time to time), by and among the Company and purchasers party thereto from time to time (collectively the “Purchasers”). “Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any Cash, securities or other property or in which Common Stock (or other applicable security) is exchanged for or converted into any combination of Cash, securities or other property, the date fixed for determination of holders of Common Stock entitled to receive such Cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise). “Requisite Stockholder Approval” has the meaning given to such term in the Certificate of Designation. “Subsequent Financing” has the meaning given to such term in the Certificate of Designation. “Trading Day” means a day on which the NASDAQ Global Market is open for business. [Signature Page Follows]

[SIGNATURE PAGE TO WARRANT] IN WITNESS WHEREOF, the Company has caused this Warrant to be executed and delivered as of the date first above written. LANZATECH GLOBAL, INC. By: Name: Jennifer Holmgren Title: Chief Executive Officer AGREED AND ACKNOWLEDGED LANZATECH GLOBAL SPV, LLC By: ________________________________________________ Name: Michael F. Solomon Title: Managing Director Address: 970 W. Broadway, Suite E #464 Jackson, WY 83001 Attn: Michael F. Solomon Email: [REDACTED] With a copy (not constituting notice) to: Weil, Gotshal & Manges LLP 201 Redwood Shores Parkway Redwood Shores, CA 94065-1134 Attn: Matt Stewart Email: [REDACTED]

EXHIBIT A FORM OF ASSIGNMENT (TO BE EXECUTED BY THE REGISTERED WARRANTHOLDER IF SUCH WARRANTHOLDER DESIRES TO TRANSFER A WARRANT) FOR VALUE RECEIVED, the undersigned registered holder hereby sells, assigns and transfers unto __________________________ Name of Assignee __________________________ Address of Assignee Warrant to purchase ___________ shares of Common Stock held by the undersigned, together with all right, title and interest therein, and does irrevocably constitute and appoint ___________ attorney, to transfer such Warrants on the books of the Company, with full power of substitution. Dated Signature Social Security or Other Taxpayer Identification Number of Assignee

Exhibit C FORM OF SPECIFIED CONSENT* * This Exhibit has been omitted in accordance with Regulation S-K Item 601(b)(2) because it is both not material and is the type that the Company treats as private and confidential. The Company agrees to furnish supplementally a copy of this Exhibit to the Securities and Exchange Commission upon its request.

Exhibit D FORM OF OPINION OF MORRIS, NICHOLS, ARSHT & TUNNELL LLP See attached.

M O R R I S , N I C H O L S , A R S H T & T U N N E L L L L P 1201 NORTH MARKET STREET P.O. BOX 1347 WILMINGTON, DELAWARE 19899-1347 (302) 658-9200 (302) 658-3989 FAX June 2, 2025 LanzaTech Global SPV, LLC 970 W. Broadway, Suite E #464 Jackson, WY 83001 Re: LanzaTech Global, Inc. Ladies and Gentlemen: We have acted as special Delaware counsel to LanzaTech Global, Inc., a Delaware corporation (the “Issuer”), in connection with certain matters of Delaware law relating to (i) Amendment No. 1 (the “SPA Amendment”) to the Series A Convertible Senior Preferred Stock Purchase Agreement dated as of May 7, 2025 (the “SPA”) between the Issuer and the Purchasers (as defined in the SPA), and (ii) a draft of the form of Warrant to be entered into between the Issuer and the Warrantholder (as defined therein) (the “Warrant” and together with the SPA Amendment, the “Opinion Documents” and each, individually, an “Opinion Document”). Except where otherwise indicated, capitalized terms used and not otherwise defined herein have the meanings given them in the Warrant. In rendering this opinion, we have examined and relied upon copies of the following documents in the forms provided to us: the Opinion Documents; the SPA; the Second Amended and Restated Certificate of Incorporation of the Issuer (under its previous name of AMCI Acquisition Corp. II) as filed in the Office of the Secretary of State of the State of Delaware (the “State Office”) on February 8, 2023, as amended by the Certificate of Amendment thereto filed in the State Office on October 3, 2024 (as so amended, the “Issuer Certificate”); the Bylaws of the Issuer (the “Issuer Bylaws” and together with the Issuer Certificate, the “Issuer Governing Documents”); certain resolutions set forth in the Unanimous Written Consent of the Board of Directors of the Issuer (the “Board of Directors”) adopted June 1, 2025 (the “Resolutions”); the Certificate of Designation of Series A Convertible Senior Preferred Stock of the Issuer filed in the State Office on May 7, 2025, as amended through filings in the State Office as of the date hereof (the “Certificate of Designation” and together with the Opinion Documents, the “Documents”); and a certification of good standing of the Issuer obtained as of a recent date from the State Office. In our examination of the documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or final drafts of documents to be executed, the due completion of each such document prior to execution and the legal capacity of natural persons to complete the execution of documents. We have further assumed for the purposes of this opinion: (i) except to the extent addressed by our opinion in paragraph 1 below, the due formation or organization, valid existence and good standing of each entity that is a signatory to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) except to the extent addressed by our opinion in paragraph 2 below, the due adoption, authorization, execution and delivery by each of the parties thereto of the above- referenced documents; (iii) that the application of Delaware law to the Opinion Documents would not be contrary to a fundamental policy of a jurisdiction (other than the State of Delaware) which (a) would be the jurisdiction of applicable law in the absence of an effective choice of law and (b) has a materially greater interest than Delaware in the determination of a particular issue; (iv) except to the extent addressed by our opinion in paragraphs 3 and 4 below, that the Opinion Documents constitute legal, valid and binding agreements of the parties thereto and are enforceable against the parties thereto in accordance with their terms; (v) that the Resolutions have been duly adopted; (vi) that the Documents as approved by the Board of Directors were in substantially final form; (vii) that an officer of the Issuer has executed the SPA Amendment, and will execute the Warrant on or prior to May 7, 2026, and has voluntarily and unconditionally transferred possession of an executed counterpart of the SPA Amendment, and will so transfer an executed counterpart of the Warrant on or prior to May 7, 2026, in each case to the other parties thereto with the intent of bringing each such Opinion Document into effect; (viii) that the parties to the Opinion Documents are sophisticated parties and have consulted with legal counsel in connection with the transactions contemplated thereby and have voluntarily executed the same on an informed basis and in the absence of fraud and duress; (ix) that the transactions contemplated by the Opinion Documents do not and will not constitute a “business combination” (as defined in Section 203 of the Delaware General Corporation Law (the “DGCL”)) with an unapproved “interested stockholder” (as defined in Section 203 of the DGCL) of the Issuer; (x) that the Issuer is not engaged in any operations or business prohibited under the DGCL, including conferring academic degrees or banking; (xi) that, as contractually agreed in the Warrant, prior to the issuance of any Warrant Shares, the Conditions to Exercise (including the occurrence of the Amendment Effective Time) will be satisfied; (xii) that the number of shares of Common Stock of the Issuer (the “Common Stock”) authorized and unissued as of the time of the exercise of the Warrant pursuant to its terms that have not been previously subscribed for, reserved or otherwise committed to be issued, will be sufficient to permit the issuance of the maximum number of Warrant Shares to be issued upon exercise of such Warrant; (xiii) that the Issuer shall give a notice in the manner required by Sections 151(f) and 202 of the DGCL in connection with the issuance of the Warrant Shares pursuant to the Warrant; and (xiv) that as of the date hereof, there is only one Holder (as defined in the Certificate of Designation), and that at a duly convened meeting of the Holder, such Holder has approved the execution, delivery and performance by the Issuer of the Opinion Documents; and (xv) that the documents reviewed by us are in full force and effect, express the entire understanding of the parties thereto with respect to the subject matter thereof and have not been supplemented, amended or otherwise modified, except as herein referenced. We note that we have been retained to act as special Delaware counsel in connection with this opinion. We are not regular counsel to the Issuer, and we are not generally informed as to its business affairs. We have not reviewed any documents other than those identified herein in connection with this opinion, and we have assumed that there are no documents, facts or circumstances contrary to or inconsistent with the opinions expressed herein. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws, including the Delaware Securities Act, 6 Del. C. § 7301 et seq., which applies to the sale of securities in the State of Delaware. To the extent our opinions in paragraphs 5 and 6 below relate to violations of laws or required consents, approvals, waivers, licenses, authorizations or filings with any governmental authority of the State of Delaware, our opinions relate only to laws of the State of Delaware and required consents, approvals, waivers, licenses, authorizations or filings with any corporate governmental authority of the State of Delaware that are of general application and that, in our experience, are likely to have application to the transactions herein referenced (and not to laws or required consents, approvals, waivers, licenses, authorizations or filings that might be implicated by reason of the specific business activities of the Issuer). As to any facts material to our opinion, other than those assumed, we have relied, without independent investigation, on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained. Based on and subject to the foregoing and to the exceptions and qualifications set forth below, and limited in all respects to matters of Delaware law, it is our opinion that: (i) The Issuer is a corporation, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Issuer has all requisite corporate power and authority to execute and deliver the Opinion Documents to which it is a party and to perform its obligations thereunder. The execution, delivery and performance by the Issuer of the Opinion Documents have been duly authorized by all necessary corporate action on the part of the Issuer. The SPA Amendment has been duly executed and delivered by the Issuer, insofar as such execution and delivery are governed by Delaware corporate law. The SPA Amendment constitutes the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms. The Warrant, when duly executed and delivered by the Issuer, will constitute a legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, and the Warrant Shares issuable thereunder will, upon due exercise of the Warrant in accordance with its terms, be validly issued, fully paid and nonassessable. The execution and delivery of the SPA Amendment and the Warrant by the Issuer and the performance by the Issuer of its obligations thereunder in accordance with the terms of the SPA Amendment or the Warrant, as applicable, will not (a) conflict with or violate any of the terms or provisions of the Issuer Governing Documents or the Certificate of Designation or (b) violate any Delaware corporate law (other than state securities or blue sky laws, as to which we express no opinion). No consent, approval, waiver, license or authorization or other action by or filing with any Delaware corporate governmental authority is required in connection with the execution and delivery by the Issuer of the Opinion Documents to which the Issuer is a party or the performance by the Issuer of its obligations thereunder other than the Certificate of Amendment (as defined in the SPA).

The opinions expressed above are subject to and limited by: (i) bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and remedies, as from time to time in effect; (ii) application of equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); (iii) considerations of public policy; (iv) the implied covenant of good faith and fair dealing; and (v) principles of course of dealing or course of performance and standards of good faith, fair dealing, materiality and reasonableness that may be applied by a court to the exercise of rights and remedies and the availability of the remedies of injunctive or other equitable relief. We express no opinion with respect to: (a) any provision of any document referred to or incorporated by reference in the Documents, including any exhibit, annex or schedule thereto; (b) whether or how the invalidity or unenforceability of any provision of the Documents would affect the validity or enforceability of the Documents or any provision thereof; (c) any waiver, release or consent except to the extent such waiver, release or consent has been made knowingly and voluntarily and otherwise in accordance with applicable law; (d) any provision that requires a waiver to be in writing; (e) any obligation to pay or reimburse attorneys’ fees, costs and expenses to the extent such payment or reimbursement is in excess of that permitted by law; (f) any provision of the Documents requiring a distribution on, or a redemption of, the Series A Preferred Stock (as defined in the Certificate of Designation), in any such case to the extent that it is not subject to funds being legally available; (g) any negative covenant in the Documents that purports to apply to indemnification and advancement of expenses to officers and directors of the Issuer; (h) any agreement to agree contained in the Documents; (i) the enforceability of any provision of the Documents against or with respect to any person or entity that is not a party thereto; (j) any provision of the Documents that requires the Issuer to cause the Board of Directors or any stockholders of the Issuer to act or to refrain from acting; (k) the Convertible Promissory Note, dated August 6, 2024, between the Issuer and Carbon Direct Fund II Blocker I LLC; and (l) Section 2(c) of the Certificate of Designation to the extent it purports to limit the corporate power of the Issuer. The opinions herein expressed are intended solely for the benefit of the addressee hereof in connection with the matters contemplated hereby and may not be disclosed to, or relied upon by, any other person or entity or for any other purpose without our prior written consent. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts and our review of the above-referenced documents and the application of the Delaware law as the same exist on the date hereof, and we undertake no duty to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. Very truly yours, MORRIS, NICHOLS, ARSHT & TUNNELL LLP